UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

BARNES & NOBLE EDUCATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

We would like to speak with you regarding your vote at the important special meeting of stockholders of Barnes & Noble Education, Inc. to be held on June 5, 2024—

YOUR VOTE TODAY COULD IMPACT THE FUTURE VALUE OF YOUR INVESTMENT!

Your Board seeks your support for certain proposals related to our recently announced Rights Offering and the proposed transactions related to the Purchase Agreement, as detailed in the proxy materials (the “Core Proposals”). If the Core Proposals are not approved, we expect that we will likely need to file for bankruptcy protection. Your vote is very important, no matter how many or how few shares you may own.

Please Do Not Delay—Voting is Quick and Easy!

Our proxy solicitor, Innisfree, can take your vote directly by phone, or help with any questions you may have about the special meeting. Please call:

Toll-free: (877) 800-5185 (from the U.S and Canada) or

+1 (412) 232-3651 (from other locations)

10:00 am-7:00 pm ET, Monday-Friday; 10:00am-2:00pm ET, Saturday

PLEASE DO NOT DELAY:

YOUR VOTE TODAY COULD IMPACT THE FUTURE VALUE OF YOUR INVESTMENT!

SEE REVERSE FOR VOTING DETAILS